As filed with the Securities and Exchange Commission on December __, 2004

                                                     REGISTRATION NO. 333-103654


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                           FLORIDA GAMING CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            59-1670533
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                 3500 NW 37th Avenue, Miami, Florida 33142-0000
                                 (305) 633-6400
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                           principal executive office)

            2003 SECOND AMENDED AND RESTATED MASTER STOCK OPTION PLAN
                              (Full Title of Plan)

                          W. Bennett Collett, Chairman
                           Florida Gaming Corporation
                               3500 NW 37th Avenue
                            Miami, Florida 33142-0000
                     (Name and address of agent for service)

                                 (305) 633-6400
                     (Telephone number of agent for service)

                                   Copies to:

                                Phillip E. Allen
                                 Attorney at Law
                           The Market Place, Suite 130
                             12910 Shelbyville Road
                           Louisville, Kentucky 40243


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

      The  following   documents  are   incorporated   by  reference  into  this
registration statement:

      (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003.

      (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarter ended March 31, 2004, June 30, 2004 and September 30, 2004.

      (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement of Form 10, as updated by the Registrant's Proxy Statement dated November 26, 2002.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Officers and Directors.

      Under Section 145 of the Delaware General Corporation Law, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonable incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Registrant's Bylaws provide that the Registrant shall indemnify each person who may be indemnified pursuant to Section 145, as amended from time to time (or any successor provision thereto), to the fullest extent permitted by Section 145. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("The Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


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

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

5.1 Opinion of Phillip E. Allen, Esq. as to the legality of the securities being registered.

23.1  Consent of King & Company, PSC

23.2  Consent of Phillip E. Allen (included in Exhibit 5.1)

99.1  Registrant's 2003 Second Amended and Restated Master Stock Option Plan

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) To deliver or cause to be delivered with the Prospectus, to each person to whom a Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or to cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on the 20th day of December, 2004.

                                       FLORIDA GAMING CORPORATION


                                       By: /s/ W. Bennett Collett
                                           -------------------------------------
                                               W. Bennett Collett
                                               Director, Chairman
                                               and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                       Title                  Date


--------------------------
W. B. Collett, Jr.              Director,
                                President, Chief
                                Operating Officer      December   , 2004


s/Roland M. Howell*
------------------
Roland M. Howell                Director               December 20, 2004


S/George W. Galloway, J.        Director               December 20, 2004
------------------------
George W. Galloway, Jr.


s/William C. Haddon*            Director               December 20, 2004
-------------------
William C. Haddon


s/Kimberly R. Tharp*            Secretary,
-------------------             Treasurer,
Kimberly R. Tharp               Chief
                                Financial
                                Officer                December 20, 2004

* By s/W. Bennett Collett
           W. Bennett Collett
           Attorney in Fact


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

                                INDEX TO EXHIBITS

                                                             SEQUENTIALLY
EXHIBIT                                                        NUMBERED
NUMBER    DESCRIPTION OF DOCUMENT                               PAGE


5.1       Opinion of Phillip E. Allen, Esq. as to the
          legality of the securities being registered.            *

23.1      Consent of King & Company, PSC.                         7

23.2      Consent of Phillip E. Allen (included in Exhibit
          5.1)                                                    *

99.2      Registrant's 2003 Amended and Restated Master
          Stock Option Plan                                       8

* Previously Filed


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